QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities And Exchange Act Of 1934

March 3, 2003
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(909) 493-5300
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On March 3, 2003, the registrant announced that it plans to offer $450 million of convertible senior debentures due 2023 in a private placement transaction. The debentures will be convertible into Watson's common stock upon the occurrence of certain events.

        This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the debentures.

        A copy of the press release containing the foregoing announcement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

  c.
  Exhibits

  99.1
  Press Release titled "Watson Pharmaceuticals Announces Offering of Convertible Senior Debentures" dated March 3, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2003.	WATSON PHARMACEUTICALS, INC.
	By:	/s/ DAVID A. BUCHEN David A. Buchen Senior Vice President, General Counsel and Secretary

QuickLinks

SIGNATURES